Mechanics Bancorp Reports Second Quarter 2026 Results

Second Quarter Highlights
$21.2 billion Total Assets	$57.7 million Net Income	14.39% CET1 Ratio (1)	$12.15 Book Value Per Share $7.56 Tangible Book Value Per Share (2)
Walnut Creek, CA – July 29, 2026 – (BUSINESS WIRE) – Mechanics Bancorp (Nasdaq: MCHB) (“Mechanics” or the “Company”), the financial holding company of Mechanics Bank, today announced its financial results for the quarter ended June 30, 2026. Mechanics reported net income of $57.7 million, or $0.25 per diluted share (3), for the second quarter of 2026, compared to $44.1 million, or $0.19 per diluted share, for the first quarter of 2026. For the six months ended June 30, 2026, Mechanics reported net income of $101.8 million, or $0.44 per diluted share, compared to $86.3 million, or $0.41 per diluted share, for the six months ended June 30, 2025.
Second Quarter 2026 Highlights:
•Total assets of $21.2 billion at June 30, 2026, compared with $21.4 billion at March 31, 2026.
•Total loans of $13.6 billion at June 30, 2026, compared with $13.9 billion at March 31, 2026.
•Loans-to-deposits ratio of 75% at June 30, 2026, compared with 76% at March 31, 2026.
•Total deposits of $18.1 billion at June 30, 2026, compared with $18.2 billion at March 31, 2026, and noninterest-bearing deposits of $6.4 billion at June 30, 2026, compared with $6.5 billion at March 31, 2026.
•Total cost of deposits was 1.25% for the second quarter of 2026 and 1.28% for the first quarter of 2026.
•Dividends paid in the second quarter of 2026 were $0.70 per share of Class A common stock and $7.00 per share of Class B common stock.
•Strong capital ratios (1), including an estimated 16.70% Total risk-based capital ratio, 14.39% Tier 1 capital ratio, 14.39% CET1 capital ratio and 8.71% Tier 1 leverage ratio at June 30, 2026.
•Allowance for credit losses (“ACL”) to total loans of 1.12%, down from 1.13% at the prior quarter-end.
•Non-recurring acquisition and integration costs of $5.9 million for the second quarter of 2026, compared to $4.8 million in the prior quarter.
(1)Regulatory capital ratios at June 30, 2026 are preliminary.
(2)Non-GAAP measure. Refer to section “Non-GAAP Financial Measures and Reconciliations” below.
(3)Unless otherwise specified, refers to diluted earnings per share for Class A common stock.

C.J. Johnson, President and CEO of Mechanics, said, “We had a strong second quarter financially and substantially completed our merger with HomeStreet. We also successfully sold our Fannie Mae DUS business line and paid $162 million in cash dividends during the quarter. Our merger was an unqualified success and I am very grateful to our employees for a job well-done on the integration. I look forward to getting back to “business as usual” and believe Mechanics is well-positioned for future growth.”
Nathan Duda, CFO of Mechanics, added, “Our second quarter results demonstrated the underlying earnings power of the franchise as we continued to realize merger-related cost savings, reduced our funding costs and maintained a stable net interest margin. While we continue to incur certain integration-related expenses, the benefits of the HomeStreet merger are increasingly evident in our results.”
Presentation of Results – HomeStreet Bank Merger
On September 2, 2025, the merger of HomeStreet Bank, the wholly owned subsidiary of Mechanics Bancorp (formerly known as HomeStreet, Inc.) with and into Mechanics Bank, was completed. Mechanics Bank is the accounting acquirer (legal acquiree), HomeStreet Bank is the accounting acquiree and Mechanics Bancorp is the legal acquirer. Mechanics’ financial results for all periods ended prior to September 2, 2025 reflect Mechanics Bank’s historical financial results on a standalone basis and results of the combined company beginning September 2, 2025. In addition, for periods prior to September 2, 2025, the number of shares issued and outstanding, earnings per share, and all references to share quantities or metrics of Mechanics have been retrospectively restated to reflect the equivalent number of shares issued in the merger since the merger was accounted for as a reverse acquisition. As the accounting acquirer, Mechanics Bank remeasured the identifiable assets acquired and liabilities assumed in the merger as of September 2, 2025 at their acquisition date fair values. The estimates of fair value were recorded based on valuations as of the merger date. These estimates are considered preliminary as of June 30, 2026, are subject to change for up to one year after the merger date, and any changes could be material.
Adoption of Purchased Seasoned Loans Accounting Standard
The Company early adopted Accounting Standards Update (“ASU”) 2025-08, “Financial Instruments–Credit Losses (Topic 326): Purchased Loans,” during the fourth quarter of 2025. This new standard, which the Company elected to early adopt as of January 1, 2025, requires acquired loans that meet certain criteria at acquisition (purchased seasoned loans) to be recognized at their purchase price plus the amount of the allowance for expected credit losses (gross-up approach). As a result, for purchased seasoned loans acquired in the HomeStreet merger, the Company established an allowance for credit losses of $20.3 million at the date of acquisition for these loans and reversed the provision for credit losses recorded in the third quarter of 2025, and recorded it as part of the acquired loans initial amortized cost basis. Required disclosures regarding the impact of the adoption were presented when the Company filed its annual report on Form 10-K for the year ended December 31, 2025. In addition, third quarter 2025 results will be retrospectively adjusted when the Company files its quarterly report on Form 10-Q for the quarter ended September 30, 2026.
The impact of the adoption is reflected in the comparative prior period results as of September 30, 2025 presented in this earnings release.

INCOME STATEMENT HIGHLIGHTS
Summary Income Statement

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Total interest income	$237,942	$241,936	$178,153	$479,878	$351,738
Total interest expense	60,770	62,891	48,024	123,661	93,155
Net interest income	177,172	179,045	130,129	356,217	258,583
Provision (reversal of provision) for credit losses on loans	(904)	7,593	357	6,689	(3,395)
Provision (reversal of provision) for credit losses on unfunded lending commitments	(1,863)	174	(725)	(1,689)	(631)
Total provision (reversal of provision) for credit losses	(2,767)	7,767	(368)	5,000	(4,026)
Total noninterest income	23,796	21,020	19,625	44,816	34,606
Acquisition and integration costs	5,923	4,794	5,639	10,717	5,989
Other noninterest expense	118,550	125,633	85,441	244,183	170,729
Total noninterest expense	124,473	130,427	91,080	254,900	176,718
Income before income tax expense	79,262	61,871	59,042	141,133	120,497
Income tax expense	21,561	17,781	16,557	39,342	34,221
Net income	$57,701	$44,090	$42,485	$101,791	$86,276

Net Interest Income
Second Quarter of 2026 vs. First Quarter of 2026
Net interest income in the second quarter of 2026 was $1.9 million lower than the first quarter of 2026 primarily as a result of a decrease in average interest earning assets of $468.4 million, partially offset by lower interest expense on certificates of deposit. Mechanics’ net interest margin increased from 3.61% to 3.62% primarily due to runoff of higher cost certificates of deposit.
Six Months Ended June 30, 2026 vs. Six Months Ended June 30, 2025
Net interest income for the six months ended June 30, 2026 increased $97.6 million as compared to the six months ended June 30, 2025 due primarily to an increase of $4.7 billion in average interest-earning assets, as well as an increase in net interest margin from 3.44% in the six months ended June 30, 2025 to 3.61% in the six months ended June 30, 2026, as a result of the HomeStreet merger.
Provision for Credit Losses
Second Quarter of 2026 vs. First Quarter of 2026
The reversal of provision for credit losses in the second quarter of 2026, which consists of the provision for loans and unfunded commitments, was $2.8 million, compared to a provision of $7.8 million for the first quarter of 2026. The reversal of provision for the second quarter was primarily driven by the combination of an increase in modeled loss rates for multifamily loans, the elimination of economic qualitative adjustments now that the Middle East conflict and corresponding economic impact are embedded in expected loss rate modeling, and a reduction in residential construction and HELOC unfunded commitments.

Six Months Ended June 30, 2026 vs. Six Months Ended June 30, 2025
The provision for credit losses was $5.0 million for the six months ended June 30, 2026, compared to a reversal of provision of $4.0 million for the six months ended June 30, 2025. The increase in provision for the six months ended June 30, 2026 was driven primarily by an increase in modeled loss rates for multifamily loans during 2026, offset slightly by downward qualitative adjustments and lower balances. The increase in provision was partially offset by a reduction in the unfunded commitments reserve.
Noninterest Income
Second Quarter of 2026 vs. First Quarter of 2026
Noninterest income in the second quarter of 2026 increased $2.8 million from the first quarter of 2026 primarily due to higher other noninterest income from the gain on sale of the Fannie Mae Multifamily Delegated Underwriting and Servicing (“DUS®”) business line and a mortgage servicing rights valuation adjustment.
Six Months Ended June 30, 2026 vs. Six Months Ended June 30, 2025
Noninterest income for the six months ended June 30, 2026 increased $10.2 million from the six months ended June 30, 2025 primarily due to higher loan servicing income, ATM network fee income and other noninterest income, which were all driven by the HomeStreet merger. In addition, the increase in other noninterest income resulted from the gain on sale of the DUS business line and a mortgage servicing rights valuation adjustment. The increases in noninterest income were partially offset by lower gain on sales and calls of investment securities.
Noninterest Expense
Second Quarter of 2026 vs. First Quarter of 2026
Noninterest expense decreased $6.0 million in the second quarter of 2026 compared to the first quarter of 2026, primarily due to lower salaries and employee benefits expense from a decrease in headcount as a result of integration following the HomeStreet merger.
Six Months Ended June 30, 2026 vs. Six Months Ended June 30, 2025
Noninterest expense increased $78.2 million for the six months ended June 30, 2026 compared to the six months ended June 30, 2025 primarily due to higher salaries and employee benefits expense, occupancy costs, equipment expense, amortization of intangibles and acquisition and integration related costs from the HomeStreet merger.
Income Taxes
Second Quarter of 2026 vs. First Quarter of 2026
Our effective tax rate during the second quarter of 2026 was 27.2% as compared to 28.7% in the first quarter of 2026 and our federal statutory rate was 21.0%. The effective tax rate decreased compared to the prior quarter as a result of a $1.7 million remeasurement of deferred tax assets in the first quarter.
Six Months Ended June 30, 2026 vs. Six Months Ended June 30, 2025
Our effective tax rate for the six months ended June 30, 2026 was 27.9% as compared to 28.4% for the six months ended June 30, 2025 and our federal statutory rate was 21.0%. The effective tax rate decreased compared to the six months ended June 30, 2025 as a result of a lower state tax rate due to more taxable income being apportioned to states with lower tax rates and an increase in tax exempt investments and loans, both a result of the HomeStreet merger. These were partially offset by the $1.7 million remeasurement of deferred tax assets in the current year.

BALANCE SHEET HIGHLIGHTS
Selected Balance Sheet Items

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Cash and cash equivalents	$553,915	$483,513	$1,029,983	$1,442,647	$2,078,960
Trading securities	46,595	49,463	49,518	50,357	—
Securities available-for-sale	4,119,215	3,933,705	3,993,385	3,490,478	2,562,438
Securities held-to-maturity	1,286,813	1,313,520	1,336,632	1,363,636	1,391,211
Loans held for investment (before ACL) (1)	13,576,196	13,852,209	14,176,936	14,587,530	9,239,834
Total assets (1)	21,230,839	21,388,955	22,351,475	22,721,935	16,571,173

Noninterest-bearing demand deposits	$6,420,746	$6,511,998	$6,744,082	$6,748,479	$5,453,890
Total deposits	18,089,437	18,242,769	19,024,997	19,452,819	13,968,863
Borrowings	80,000	—	—	—	—
Long-term debt	130,420	128,815	192,014	190,123	—
Total liabilities	18,540,908	18,597,563	19,489,100	19,934,686	14,154,556
Total shareholders’ equity (1)	2,689,931	2,791,392	2,862,375	2,787,249	2,416,617

(1)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.
Investment Securities
Trading securities totaled $46.6 million and $49.5 million at June 30, 2026 and March 31, 2026. Securities available-for-sale increased by $185.5 million during the second quarter of 2026 to $4.1 billion at June 30, 2026, primarily due to purchases of agency MBS, partially offset by paydowns. Securities held-to-maturity decreased by $26.7 million in the second quarter of 2026, due to paydowns, and totaled $1.3 billion at June 30, 2026.
Loans
Total loans at June 30, 2026 were $13.6 billion, a decrease of $276.0 million from $13.9 billion at March 31, 2026, due primarily to loan repayments during the quarter, partially offset by originations.
Deposits
Total deposits decreased by $153.3 million during the second quarter of 2026 to $18.1 billion at June 30, 2026. The decrease was due to $199.2 million certificates of deposit runoff, partially offset by $45.9 million of core deposit growth.
Noninterest-bearing demand deposits totaled $6.4 billion and represented 35% of total deposits at June 30, 2026, compared to $6.5 billion, or 36% of total deposits, at March 31, 2026.
Borrowings
Total borrowings were $80.0 million at June 30, 2026, compared to zero at March 31, 2026. The increase in the second quarter of 2026 was due to short-term Federal Reserve Discount Window borrowings during the quarter.

Equity
During the second quarter of 2026, total shareholders’ equity decreased by $101.5 million to $2.7 billion and tangible common equity (1) increased slightly by $5.9 million, and was $1.75 billion at June 30, 2026. The decrease in total shareholders’ equity for the second quarter of 2026 primarily resulted from a net decrease in retained earnings in the second quarter of 2026 from net income, less dividends paid to common shareholders. Tangible common equity remained relatively flat due to the reduction in intangibles from the sale of the DUS business line, which offset the decrease in total shareholders’ equity.
At June 30, 2026, book value per common share decreased to $12.15, compared to $12.61 at March 31, 2026. At June 30, 2026, tangible book value per common share (1) increased to $7.56, compared to $7.53 at March 31, 2026.
(1)Non-GAAP measure. Refer to section “Non-GAAP Financial Measures and Reconciliations” below.
CAPITAL AND LIQUIDITY
Capital ratios remain strong with Total risk-based capital at 16.70% and a Tier 1 leverage ratio of 8.71% at June 30, 2026. The following table presents our regulatory capital ratios as of the dates indicated:

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Mechanics Bancorp (1),(2)
Tier 1 leverage capital (to average assets)	8.71%	8.66%	8.65%	10.34%	n/a
Common equity Tier 1 capital (to risk-weighted assets)	14.39%	13.92%	14.09%	13.42%	n/a
Tier 1 risk-based capital (to risk-weighted assets)	14.39%	13.92%	14.09%	13.42%	n/a
Total risk-based capital (to risk-weighted assets)	16.70%	16.16%	16.27%	15.57%	n/a

Mechanics Bank (1)
Tier 1 leverage capital (to average assets)	9.38%	9.31%	9.58%	11.46%	10.16%
Common equity Tier 1 capital (to risk-weighted assets)	15.48%	14.96%	15.59%	14.87%	18.27%
Tier 1 risk-based capital (to risk-weighted assets)	15.48%	14.96%	15.59%	14.87%	18.27%
Total risk-based capital (to risk-weighted assets)	16.74%	16.21%	16.81%	16.13%	19.10%

(1)On September 2, 2025, HomeStreet Bank merged with and into Mechanics Bank, with Mechanics Bank surviving the merger and becoming a wholly-owned subsidiary of Mechanics Bancorp. As a result, for periods prior to September 30, 2025, regulatory capital ratios are only presented for Mechanics Bank.
(2)Regulatory capital ratios at June 30, 2026 are preliminary.
At June 30, 2026, Mechanics had available borrowing capacity of $5.9 billion from the FHLB, $4.4 billion from the Federal Reserve and $5.0 billion under borrowing lines established with other financial institutions.

CREDIT QUALITY
Asset Quality Information and Ratios

(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Delinquent loans held for investment:
30-89 days past due (1)	$54,529	$43,556	$58,459	$55,899	$106,710
90+ days past due	40,888	33,447	34,686	38,316	10,660
Total delinquent loans	$95,417	$77,003	$93,145	$94,215	$117,370
Total delinquent loans to loans held for investment	0.70%	0.56%	0.66%	0.65%	1.27%

Nonperforming assets:
Nonaccrual loans	$48,557	$44,379	$42,863	$60,586	$18,606
90+ days past due and accruing	6,543	4,098	3,943	2,653	717
Total nonperforming loans	55,100	48,477	46,806	63,239	19,323
Foreclosed assets	4,262	4,658	4,990	1,675	—
Total nonperforming assets	$59,362	$53,135	$51,796	$64,914	$19,323

Allowance for credit losses on loans	$152,601	$156,796	$153,319	$168,959	$68,334
Allowance for credit losses on loans to total loans held for investment	1.12%	1.13%	1.08%	1.16%	0.74%
Allowance for credit losses on loans to nonaccrual loans	314.27%	353.31%	357.70%	278.88%	367.27%
Nonaccrual loans to total loans held for investment	0.36%	0.32%	0.30%	0.42%	0.20%
Nonperforming assets to total assets	0.28%	0.25%	0.23%	0.29%	0.12%

(1)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.
At June 30, 2026, total delinquent loans were $95.4 million, compared to $77.0 million at March 31, 2026. The increase was primarily due to two matured commercial real estate loans that became past due during the quarter and were in process of refinance or extension as of June 30, 2026. Total delinquent loans as a percentage of total loans were 0.70% at June 30, 2026, as compared to 0.56% at March 31, 2026.
At June 30, 2026, nonperforming assets were $59.4 million, compared to $53.1 million at March 31, 2026. The slight increase was primarily due to additional single family, home equity and multifamily nonperforming loans during the quarter, partially offset by $2.4 million of foreclosed assets sold. Nonperforming assets as a percentage of total assets increased to 0.28% at June 30, 2026, as compared to 0.25% at March 31, 2026.

Allowance for Credit Losses

	Quarter Ended			Six Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Allowance for credit losses on loans:
Beginning balance	$156,796	$153,319	$75,515	$153,319	$88,558
Provision (reversal of provision) for credit losses	(904)	7,593	357	6,689	(3,395)
Loans charged off	(6,308)	(7,205)	(9,949)	(13,513)	(22,166)
Recoveries	3,017	3,089	2,411	6,106	5,337
Ending balance	$152,601	$156,796	$68,334	$152,601	$68,334

Allowance for credit losses on unfunded lending commitments:
Beginning balance	$7,289	$7,115	$4,460	$7,115	$4,366
Provision (reversal of provision) for credit losses	(1,863)	174	(725)	(1,689)	(631)
Ending balance	$5,426	$7,289	$3,735	$5,426	$3,735

Net charge-offs to average loans (1)	0.10%	0.12%	0.32%	0.11%	0.36%

(1) Ratios are annualized.
The allowance for credit losses on loans totaled $152.6 million, or 1.12% of total loans at June 30, 2026, compared to $156.8 million, or 1.13% of total loans at March 31, 2026. The decrease in allowance was the result of a decrease in qualitative factors across loan types, with the greatest impact on commercial real estate loans due to the size of the portfolio, partially offset by higher expected loss rates due to a weaker economic outlook stemming from the conflict in the Middle East.
Conference Call
The Company will host a conference call and webcast to discuss its second quarter 2026 financial results at 11:00 a.m. Eastern Time (ET) on Wednesday, July 29, 2026. Investors and analysts interested in participating in the call are invited to dial 1-833-461-5787 (international callers please dial 1-585-542-9983) approximately 10 minutes prior to the start of the call. The pin to access the call is 513809929. A live audio webcast of the conference call will be available on the Company’s website at https://ir.mechanicsbank.com. The earnings presentation for the call will also be available on the Company’s Investor Relations website prior to the call.
A replay of the conference call will be available within two hours of the conclusion of the call and can be accessed through the News & Events tab of the Company’s website as well as through the webcast link: https://events.q4inc.com/attendee/513809929.
About Mechanics Bancorp
Mechanics Bancorp is headquartered in Walnut Creek, Calif., and is the financial holding company of Mechanics Bank, a full-service, FDIC-insured bank with $21.2 billion in assets as of June 30, 2026, and 166 branches across California, Oregon, Washington and Hawaii. Founded in 1905 to help families, businesses and communities prosper, Mechanics Bank offers a wide range of products and services in consumer and business banking, commercial lending, cash management services, private banking, and comprehensive wealth management and trust services.
To learn more, visit www.MechanicsBank.com.

Cautionary Note
The information contained herein is preliminary and based on Company data available at the time of this earnings release. It speaks only as of the particular date or dates included in the earnings release. Except as required by law, Mechanics does not undertake an obligation to, and disclaims any duty to, update any of the information herein.
Forward-Looking Statements
This earnings release, including information incorporated by reference herein, contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements, other than statements of historical fact, contained or incorporated by reference in this earnings release, including statements regarding our plans, objectives, expectations, strategies, beliefs, or future performance or events, are forward-looking statements. Generally, forward-looking statements include the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “look,” “may,” “optimistic,” “plan,” “potential,” “projection,” “should,” “will,” and “would” and similar expressions (or the negative of these terms), although not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates, and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Furthermore, the following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this earnings release:
•substantial non-recurring and integration costs, which may be greater than anticipated due to unexpected events;
•failure to realize the anticipated benefits of the HomeStreet merger;
•our ability to effectively manage our expanded operations;
•negative developments and events impacting the financial services industry;
•the soundness of other financial institutions;
•our ability to maintain sufficient liquidity, or an increase in the cost of liquidity;
•unpredictable economic, market and business conditions;
•interest rate risk, and fluctuations in interest rates;
•inflationary pressures and rising prices;
•adverse changes in real estate market values;
•the impact of climate change, including indirectly through impacts on our customers;
•the adequacy of our allowances for credit losses for loans and debt securities;
•incurring losses in our loan portfolio despite strict adherence to our underwriting practices;
•fluctuations in our mortgage origination business based upon seasonal and other factors;
•our geographic concentration, which may magnify the adverse effects and consequences of any regional or local economic downturn;
•the accuracy of independent appraisals to determine the value of the real estate that secures a substantial portion of our loans;
•the ability of our small- to medium-sized borrowers to weather adverse business developments;
•our ability to fully identify and mitigate exposure to the various risks that we face, including interest rate, credit, liquidity and market risk;
•our ability to mitigate our exposure to interest rate risk;
•negative publicity regarding us, or financial institutions in general;
•environmental liability risk associated with our lending activities;
•our ability to manage risks associated with new lines of business, products, product enhancements and services;
•our ability to adapt our services to changes in the marketplace related to mortgage servicing or origination, technology or in changes in the requirements of governmental authorities and customers;
•our ability to develop, implement and maintain an effective system of internal control over financial reporting;

•the potential that we may identify material weaknesses in our internal control over financial reporting in the future, which may result in material misstatements of our financial statements;
•the potential that we may write off goodwill and other intangible assets resulting from business combinations;
•dependence on our management team;
•exposure to fraudulent and negligent acts by our customers and the parties they do business with, as well as from employees, contractors and vendors;
•legal claims and litigation, including potential securities law liabilities;
•employee class action lawsuits or other legal proceedings;
•our ability to raise additional capital, if needed;
•competition from other financial institutions and financial service companies;
•regulatory restrictions that may delay, impede or prohibit our ability to consider certain acquisitions and opportunities;
•extensive supervision and regulation that could restrict our activities and impose financial requirements or limitations on the conduct of our business and limit our ability to generate income;
•our ability to comply with stringent capital requirements;
•the impact of federal and state regulators’ examination of our business;
•our ability to comply with the Bank Secrecy Act and other anti-money laundering statutes and regulations;
•our reliance on dividends from Mechanics Bank;
•our ability to raise debt or capital to pay off our debts upon maturity;
•our level of indebtedness following the completion of the HomeStreet merger;
•increasing and continually evolving cybersecurity and other technological risks;
•our ability to adapt to rapid technological change;
•our ability to effectively implement new technological solutions or enhancements to existing systems or platforms;
•our ability to manage risks and challenges relating to the development and use of artificial intelligence;
•our dependence on our computer and communications systems;
•our ability to effectively manage and aggregate data;
•Ford Financial Funds and their controlled affiliates control approximately 77% of the voting power of Mechanics Bancorp, and have the ability to elect all of our directors and control most other matters submitted to our shareholders for approval;
•we are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, we qualify for, and rely on, exemptions from certain corporate governance standards;
•future sales of shares by existing shareholders could cause our stock price to decline;
•our reliance on certain entities affiliated with the Ford Financial Funds for services;
•reduced disclosure requirements as a smaller reporting company; and
•certain of our shareholders have registration rights, the exercise of which could adversely affect the trading price of our common stock.
A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives is also contained in Item 1A “Risk Factors” included in our 2025 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”). We strongly recommend readers review those disclosures in conjunction with the discussions herein. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and should not be relied upon as a prediction of actual results or future events.
Forward-looking statements in this earnings release are based on management’s expectations at the time such statements are made and speak only as of the date made. We do not assume any obligation or undertake to update any forward-looking statements after the date of this earnings release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although we may do so from time to time.
All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that we currently deem immaterial may become material, and it is impossible for us to predict these events or how they may affect us.
Investor Relations Inquiries

Contact:	Mechanics Bancorp
Nathan Duda
Executive Vice President and Chief Financial Officer
ir@mechanicsbank.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

ASSETS
Cash and cash equivalents	$553,915	$483,513	$1,029,983	$1,442,647	$2,078,960
Trading securities	46,595	49,463	49,518	50,357	—
Securities available-for-sale	4,119,215	3,933,705	3,993,385	3,490,478	2,562,438
Securities held-to-maturity	1,286,813	1,313,520	1,336,632	1,363,636	1,391,211
Loans held for sale	5,345	4,692	5,967	54,985	415
Loan receivables (1)	13,576,196	13,852,209	14,176,936	14,587,530	9,239,834
Allowance for credit losses on loans	(152,601)	(156,796)	(153,319)	(168,959)	(68,334)
Net loan receivables (1)	13,423,595	13,695,413	14,023,617	14,418,571	9,171,500
Mortgage servicing rights	59,142	84,000	85,832	88,595	—
Other real estate owned	4,262	4,658	4,990	1,675	—
Federal Home Loan Bank stock, at cost	17,287	17,289	17,292	17,294	17,250
Premises and equipment, net	141,615	143,157	143,895	143,917	114,715
Bank-owned life insurance	172,980	171,674	170,339	169,163	84,786
Goodwill	843,305	843,305	843,305	843,305	843,305
Other intangible assets, net	97,906	205,269	212,491	143,264	33,309
Right-of-use asset	74,623	78,046	82,076	85,657	56,696
Interest receivable and other assets (1)	384,241	361,251	352,153	408,391	216,588
TOTAL ASSETS (1)	$21,230,839	$21,388,955	$22,351,475	$22,721,935	$16,571,173
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Noninterest-bearing demand deposits	$6,420,746	$6,511,998	$6,744,082	$6,748,479	$5,453,890
Interest-bearing transaction accounts	8,394,708	8,222,964	8,128,832	7,918,670	6,359,590
Savings and time deposits	3,273,983	3,507,807	4,152,083	4,785,670	2,155,383
Total deposits	18,089,437	18,242,769	19,024,997	19,452,819	13,968,863
Borrowings	80,000	—	—	—	—
Long-term debt	130,420	128,815	192,014	190,123	—
Operating lease liability	78,174	82,403	86,794	90,796	59,233
Interest payable and other liabilities	162,877	143,576	185,295	200,948	126,460
TOTAL LIABILITIES	18,540,908	18,597,563	19,489,100	19,934,686	14,154,556
SHAREHOLDERS’ EQUITY
Common stock	2,404,941	2,402,968	2,402,193	2,401,989	2,122,374
Retained earnings (1)	303,046	407,908	456,695	394,069	325,793
Accumulated other comprehensive income (loss), net of tax	(18,056)	(19,484)	3,487	(8,809)	(31,550)
TOTAL SHAREHOLDERS’ EQUITY (1)	2,689,931	2,791,392	2,862,375	2,787,249	2,416,617
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (1)	$21,230,839	$21,388,955	$22,351,475	$22,721,935	$16,571,173

Common shares outstanding-Class A and B	221,425,469	221,400,590	221,305,009	221,203,135	202,015,832

(1)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.

CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

	Quarter Ended			Six Months Ended
(dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

INTEREST INCOME
Loans interest and fees	$178,170	$181,190	$120,116	$359,360	$237,908
Investment securities	53,062	53,074	42,013	106,136	89,598
Interest-bearing cash and other	6,710	7,672	16,024	14,382	24,232
Total interest income	237,942	241,936	178,153	479,878	351,738
INTEREST EXPENSE
Deposits	56,544	58,323	48,024	114,867	93,155
Borrowed funds	1,055	228	—	1,283	—
Long-term debt	3,171	4,340	—	7,511	—
Total interest expense	60,770	62,891	48,024	123,661	93,155
Net interest income	177,172	179,045	130,129	356,217	258,583
Provision (reversal of provision) for credit losses on loans	(904)	7,593	357	6,689	(3,395)
Provision (reversal of provision) for credit losses on unfunded lending commitments	(1,863)	174	(725)	(1,689)	(631)
Net interest income after provision for credit losses	179,939	171,278	130,497	351,217	262,609
NONINTEREST INCOME
Service charges on deposit accounts	6,027	6,043	5,492	12,070	10,986
Trust fees and commissions	3,476	3,070	3,216	6,546	6,335
ATM network fee income	4,109	3,904	3,040	8,013	5,928
Loan servicing income	1,582	1,927	168	3,509	345
Net gain on sales and calls of investment securities	31	52	4,137	83	4,137
Income from bank-owned life insurance	1,327	1,165	502	2,492	1,029
Other	7,244	4,859	3,070	12,103	5,846
Total noninterest income	23,796	21,020	19,625	44,816	34,606
NONINTEREST EXPENSE
Salaries and employee benefits	63,090	68,550	47,734	131,640	96,585
Occupancy	11,851	12,429	8,337	24,280	16,309
Equipment	8,724	9,615	6,288	18,339	12,157
Professional services	7,435	6,071	5,907	13,506	10,823
FDIC assessments and regulatory fees	2,990	2,990	2,213	5,980	4,426
Amortization of intangible assets	7,207	7,222	2,666	14,429	5,404
Data processing	2,468	3,873	2,200	6,341	3,550
Loan related	3,616	3,506	3,220	7,122	4,797
Marketing and advertising	696	907	744	1,603	1,328
Other real estate owned related	47	384	104	431	2,788
Acquisition and integration costs	5,923	4,794	5,639	10,717	5,989
Other	10,426	10,086	6,028	20,512	12,562
Total noninterest expense	124,473	130,427	91,080	254,900	176,718
Income before income tax expense	79,262	61,871	59,042	141,133	120,497
INCOME TAX EXPENSE	21,561	17,781	16,557	39,342	34,221
NET INCOME	$57,701	$44,090	$42,485	$101,791	$86,276

Basic earnings per share
Class A common stock	$0.25	$0.19	$0.20	$0.44	$0.41
Class B common stock	$2.51	$1.91	$2.00	$4.42	$4.07
Diluted earnings per share
Class A common stock	$0.25	$0.19	$0.20	$0.44	$0.41
Class B common stock	$2.51	$1.91	$2.00	$4.42	$4.07
Basic weighted-average shares outstanding
Class A common stock	221,148,246	221,047,803	200,893,223	221,098,302	200,889,074
Class B common stock	1,114,448	1,114,448	1,114,448	1,114,448	1,114,448
Diluted weighted-average shares outstanding
Class A common stock	221,338,344	221,203,293	200,952,643	221,271,096	200,948,494
Class B common stock	1,114,448	1,114,448	1,114,448	1,114,448	1,114,448

LOANS HELD FOR INVESTMENT (1)

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Commercial and industrial	$439,814	$460,081	$482,170	$550,176	$280,551
Commercial real estate
Multifamily	5,223,356	5,291,597	5,355,252	5,450,206	2,826,750
Non-owner occupied	1,614,883	1,711,611	1,740,277	1,866,119	1,551,617
Owner occupied	512,474	586,698	689,079	710,638	323,419
Construction and land development	360,668	399,546	493,992	538,754	135,013
Residential real estate	4,107,867	4,017,120	3,970,803	3,914,675	2,438,271
Auto	510,232	639,825	791,012	954,617	1,147,967
Other consumer	806,902	745,731	654,351	602,345	536,246
Total LHFI	$13,576,196	$13,852,209	$14,176,936	$14,587,530	$9,239,834

(1)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.

COMPOSITION OF DEPOSITS

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Deposits by product:
Noninterest-bearing demand deposits	$6,420,746	$6,511,998	$6,744,082	$6,748,479	$5,453,890
Interest-bearing:
Interest-bearing demand deposits	1,671,232	1,767,403	1,878,468	1,733,215	1,331,785
Savings	1,328,503	1,363,137	1,367,475	1,398,430	1,173,943
Money market	6,723,476	6,455,561	6,250,364	6,185,455	5,027,805
Certificates of deposit	1,945,480	2,144,670	2,784,608	3,387,240	981,440
Total interest-bearing deposits	11,668,691	11,730,771	12,280,915	12,704,340	8,514,973
Total deposits	$18,089,437	$18,242,769	$19,024,997	$19,452,819	$13,968,863

SUMMARY FINANCIAL DATA

	Quarter Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Select performance ratios:
Return on average equity (1)	8.48%	6.25%	7.15%	7.35%	7.37%
Return on average tangible equity (1),(2)	14.42%	11.07%	11.82%	12.73%	12.28%
Return on average assets (1)	1.09%	0.82%	1.03%	0.95%	1.06%
Efficiency ratio	61.9%	65.2%	60.8%	63.6%	60.3%
Efficiency ratio (non-GAAP) (2)	58.4%	61.6%	59.0%	60.0%	58.4%
Net interest margin (1)	3.62%	3.61%	3.44%	3.61%	3.44%

Cash dividends declared per share:
Class A common stock	$0.70	$0.40	$—	$1.10	$—
Class B common stock	$7.00	$4.00	$—	$11.00	$—

	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Other data:
Book value per share (3)	$12.15	$12.61	$12.93	$12.60	$11.96
Tangible book value per share (2), (3)	$7.56	$7.53	$7.81	$7.79	$7.26
Common equity ratio (3)	12.67%	13.05%	12.81%	12.27%	14.58%
Tangible common equity ratio (2), (3)	8.62%	8.57%	8.48%	8.28%	9.81%
Loans to deposit ratio (3)	75.05%	75.93%	74.52%	74.99%	66.15%
Full time equivalent employees	1,756	1,890	1,921	2,036	1,303
(1)Ratios are annualized.
(2)Return on average tangible equity, efficiency ratio (excluding the impact of intangible amortization), tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. For a reconciliation of these measures to the comparable GAAP financial measure or the computation of the measure, see “Non-GAAP Financial Measures and Reconciliations” below.
(3)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.

NET INTEREST MARGIN

	Quarter Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)

Assets:
Interest-earning assets:
Cash and cash equivalents	$459,729	$3,520	3.07%	$549,799	$4,162	3.07%	$1,390,355	$14,668	4.23%
Investment securities	5,355,011	53,062	3.97%	5,425,705	53,074	3.97%	4,342,666	42,013	3.88%
Loans (2)	13,694,264	178,170	5.22%	14,002,665	181,190	5.25%	9,337,910	120,116	5.16%
FHLB stock and other investments	147,538	3,190	8.67%	146,776	3,510	9.70%	103,468	1,356	5.26%
Total interest-earning assets	19,656,542	237,942	4.86%	20,124,945	241,936	4.88%	15,174,399	178,153	4.71%
Noninterest-earning assets	1,661,711			1,697,660			1,294,772
Total assets	$21,318,253			$21,822,605			$16,469,171
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Demand deposits	$1,707,751	$1,839	0.43%	$1,804,524	$2,176	0.49%	$1,344,397	$1,045	0.31%
Money market and savings	7,900,995	42,287	2.15%	7,740,958	39,060	2.05%	6,231,772	40,956	2.64%
Certificates of deposit	2,036,264	12,418	2.45%	2,472,421	17,087	2.80%	960,431	6,023	2.52%
Total	11,645,010	56,544	1.95%	12,017,903	58,323	1.97%	8,536,600	48,024	2.26%
Borrowings:
Borrowings	114,121	1,055	3.71%	24,667	228	3.75%	13	—	4.61%
Long-term debt	129,369	3,171	9.83%	170,987	4,340	10.29%	—	—	—%
Total interest-bearing liabilities	11,888,500	60,770	2.05%	12,213,557	62,891	2.09%	8,536,613	48,024	2.26%
Noninterest-bearing liabilities:
Demand deposits (3)	6,440,279			6,448,090			5,355,287
Other liabilities	260,515			300,464			193,089
Total liabilities	18,589,294			18,962,111			14,084,989
Shareholders’ equity	2,728,959			2,860,494			2,384,182
Total liabilities and shareholders’ equity	$21,318,253			$21,822,605			$16,469,171
Net interest income		$177,172			$179,045			$130,129
Net interest rate spread			2.81%			2.79%			2.45%
Net interest margin			3.62%			3.61%			3.44%
(1)Ratios are annualized.
(2)Includes loans held for sale.
(3)Cost of all deposits, including noninterest-bearing demand deposits, was 1.25%, 1.28% and 1.39% for the quarters ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.

	Six Months Ended
	June 30, 2026			June 30, 2025
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost (1)	Average Balance	Interest	Average Yield/Cost (1)

Assets:
Interest-earning assets:
Cash and cash equivalents	$504,515	$7,681	3.07%	$1,064,256	$21,856	4.14%
Investment securities	5,390,163	106,136	3.97%	4,561,015	89,598	3.96%
Loans (2)	13,847,613	359,360	5.23%	9,414,385	237,908	5.10%
FHLB stock and other investments	147,159	6,701	9.18%	102,355	2,376	4.68%
Total interest-earning assets	19,889,450	479,878	4.87%	15,142,011	351,738	4.68%
Noninterest-earning assets	1,679,586			1,297,427
Total assets	$21,569,036			$16,439,438
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Demand deposits	$1,755,870	$4,015	0.46%	$1,373,563	$2,344	0.34%
Money market and savings	7,821,419	81,347	2.10%	6,142,341	79,096	2.60%
Certificates of deposit	2,253,137	29,505	2.64%	949,911	11,715	2.49%
Total	11,830,426	114,867	1.96%	8,465,815	93,155	2.22%
Borrowings:
Borrowings	69,641	1,283	3.71%	7	—	4.61%
Long-term debt	150,064	7,511	10.09%	—	—	—%
Total interest-bearing liabilities	12,050,131	123,661	2.07%	8,465,822	93,155	2.22%
Noninterest-bearing liabilities:
Demand deposits (3)	6,444,163			5,398,473
Other liabilities	280,379			215,532
Total liabilities	18,774,673			14,079,827
Shareholders’ equity	2,794,363			2,359,611
Total liabilities and shareholders’ equity	$21,569,036			$16,439,438
Net interest income		$356,217			$258,583
Net interest spread			2.80%			2.47%
Net interest margin			3.61%			3.44%
(1)Ratios are annualized.
(2)Includes loans held for sale.
(3)Cost of all deposits, including noninterest-bearing demand deposits, was 1.27% and 1.35% for the six months ended June 30, 2026 and 2025, respectively.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
This document contains non-GAAP financial measures of our financial performance, including return on average tangible equity, efficiency ratio (excluding the impact of intangible amortization), tangible book value per share and tangible common equity ratio. We believe that these non-GAAP financial measures provide useful information because they are used by management to evaluate our operating performance, without the impact of goodwill and other intangible assets. However, these financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative to, its GAAP results. The non-GAAP financial measures Mechanics presents may differ from similarly captioned measures presented by other companies. The following tables present the calculations of our non-GAAP financial measures.

(dollars in thousands, except per share amounts)		Quarter Ended			Six Months Ended
Return on Average Equity and Return on Average Tangible Equity	Ref.	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net income	(a)	$57,701	$44,090	$42,485	$101,791	$86,276
Add: intangibles amortization, net of tax (1)		5,243	5,254	1,906	10,497	3,864
Net income, excluding the impact of intangible amortization, net of tax	(b)	$62,944	$49,344	$44,391	$112,288	$90,140

Average shareholders’ equity	(c)	$2,728,959	$2,860,494	$2,384,182	$2,794,363	$2,359,611
Less: average goodwill and other intangible assets		978,184	1,052,479	878,190	1,015,126	879,494
Average tangible shareholders’ equity	(d)	$1,750,775	$1,808,015	$1,505,992	$1,779,237	$1,480,117

Return on average equity (2)	(a) / (c)	8.48%	6.25%	7.15%	7.35%	7.37%
Return on average tangible equity (non-GAAP) (2)	(b) / (d)	14.42%	11.07%	11.82%	12.73%	12.28%

		Quarter Ended			Six Months Ended
Efficiency Ratio	Ref.	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Noninterest expense	(e)	$124,473	$130,427	$91,080	$254,900	$176,718
Less: intangibles amortization		7,207	7,222	2,666	14,429	5,404
Noninterest expense, excluding the impact of intangible amortization	(f)	$117,266	$123,205	$88,414	$240,471	$171,314
Net interest income	(g)	$177,172	$179,045	$130,129	$356,217	$258,583
Noninterest income	(h)	$23,796	$21,020	$19,625	$44,816	$34,606
Efficiency ratio	(e) / (g+h)	61.9%	65.2%	60.8%	63.6%	60.3%
Efficiency ratio (non-GAAP)	(f) / (g+h)	58.4%	61.6%	59.0%	60.0%	58.4%

(1)Estimated statutory tax rate of 27.25%, 27.25% and 28.50% for the quarters ended and June 30, 2026, March 31, 2026 and June 30, 2025, respectively and 27.25% and 28.50% for the six months ended June 30, 2026 and 2025, respectively.
(2)Ratios are annualized.

(dollars in thousands, except per share amounts)		As of
Book Value per Share and Tangible Book Value per Share (3)	Ref.	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Total shareholders’ equity	(i)	$2,689,931	$2,791,392	$2,862,375	$2,787,249	$2,416,617
Less: goodwill and other intangible assets		941,211	1,048,574	1,055,796	986,569	876,614
Total tangible shareholders’ equity	(j)	$1,748,720	$1,742,818	$1,806,579	$1,800,680	$1,540,003

Common shares outstanding-Class A and B	(k)	221,425,469	221,400,590	221,305,009	221,203,135	202,015,832

Common shares outstanding-Class A		220,311,021	220,286,142	220,190,561	220,088,687	200,901,384
Common shares outstanding-Class B-adjusted		11,144,480	11,144,480	11,144,480	11,144,480	11,144,480
Shares outstanding at period end-adjusted (4)	(l)	231,455,501	231,430,622	231,335,041	231,233,167	212,045,864

Book value per share	(i) / (k)	$12.15	$12.61	$12.93	$12.60	$11.96
Tangible book value per share (non-GAAP)	(j) / (l)	$7.56	$7.53	$7.81	$7.79	$7.26

		As of
Common Equity Ratio and Tangible Common Equity Ratio (3)	Ref.	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Total shareholders’ equity	(m)	$2,689,931	$2,791,392	$2,862,375	$2,787,249	$2,416,617
Less: goodwill and other intangible assets		941,211	1,048,574	1,055,796	986,569	876,614
Total tangible shareholders’ equity	(n)	$1,748,720	$1,742,818	$1,806,579	$1,800,680	$1,540,003

Total assets	(o)	$21,230,839	$21,388,955	$22,351,475	$22,721,935	$16,571,173
Less: goodwill and other intangible assets		941,211	1,048,574	1,055,796	986,569	876,614
Total tangible assets	(p)	$20,289,628	$20,340,381	$21,295,679	$21,735,366	$15,694,559

Common equity ratio	(m) / (o)	12.67%	13.05%	12.81%	12.27%	14.58%
Tangible common equity ratio (non-GAAP)	(n) / (p)	8.62%	8.57%	8.48%	8.28%	9.81%

(3)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.
(4)Includes 11,144,480 Class A Shares issuable upon the conversion of 1,114,448 Class B Shares outstanding. Class B Shares also are treated as if such share had been converted into ten Class A Shares for purposes of calculating the economic rights of the Class B Shares, including upon liquidation of the Company or the declaration of dividends or distributions by the Company.